              A severance agreement in this form has been executed by and between the Company and each of its executive officers.

                                                                  EXHIBIT 10(f)


                                 AGREEMENT
                                 ---------

              THIS AGREEMENT dated as of ___________________, is made by and between R.R. Donnelley & Sons Company, a Delaware corporation ("Donnelley";
    Donnelley and its       Subsidiaries being hereafter referred to as the
    "Company"), and ___________________ (the "Executive").

              WHEREAS the Company considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel; and

              WHEREAS the Board of Directors of Donnelley (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined in the last Section hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

              WHEREAS the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

              NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:
              1. Defined Terms. The definition of capitalized terms used in this
                 -------------
    Agreement is provided in the last Section hereof.

              2.  Term of Agreement.  This Agreement shall commence on the date
                  -----------------
    hereof and shall continue in effect through December 31, 199X; provided, however, that commencing on January 1, 199X and each January 1 there-after, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend this Agreement or a Change in Control shall have occurred prior to such January 1; provided, however, if a Change in Control shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of not less than twenty-four (24) months beyond the month in which such Change in Control occurred.

              3.  Company's Covenants Summarized.  In order to induce the
                  ------------------------------
    Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein in the event the Executive's employment with the Company is terminated following a Change in Control and during the term of this Agreement. No amount or benefit shall be payable under this Agreement unless there shall have been (or, under the terms hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

              4. The Executive's Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the term of this Agreement, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change of Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason (determined by treating the Potential Change in Control as a Change in Control in applying the definition of Good Reason), by reason of death, Disability or Retirement, or (iv) the termination by the Company of the Executive's employment for any reason.

              5.  Compensation Other Than Severance Payments.
                  -------------------------------------------

    5.01 Following a Change in Control and during the term of this Agreement, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability.

              5.02 If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period.

              5.03 If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's normal post-termination compensation and benefits to the Executive as such payments become due; provided that, in no event shall any severance pay which might be payable to the Executive pursuant to the Company's Standard Practice Manual or Special Severance Plan be paid if the Executive is entitled to the Severance Payments as a result of such termination. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements.

              6.  Severance Payments.
                  ------------------
              6.01 The Company shall pay the Executive the payments described in this Section 6.01 (the "Severance Payments") upon the termination of the Executive's employment following a Change in Control and during the term of this Agreement, in addition to the payments and benefits described in
    Section 5 hereof, unless such termination is (i) by the Company for Cause,
    (ii) by reason of death or Disability or (iii) by the Executive without Good Reason. The Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason if the Executive's employment is terminated prior to a Change in Control without Cause at the direction of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control or if the Executive terminates his employment with Good Reason prior to a Change in Control (determined by treating a Potential Change in Control as a Change in Control in applying the definition of Good Reason) if the circumstance or event which constitutes Good Reason occurs at the direction of such Person.

                    (A) Provided that the Executive has been in the employ of the Company for at least one year, in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to an amount determined as follows:
         (i) in the event the Executive has been in the employ of the Company, as of the Date of Termination, for a period equal to or greater than one year but less than two years, one (1) or, if less, the number of years, including fractional parts thereof, from the Date of Termination until the Executive reaches Normal Retirement Age, times the Executive's Planned Compensation; (ii) in the event the Executive has been in the employ of the Company, as of the Date of Termination, for a period equal to or greater than two years but less than three years, two (2), or, if less, the number of years, including fractional parts thereof, until the Executive reaches Normal Retirement Age, times the Executive's Planned Compensation; or (iii) in the event the Executive has been in the employ of the Company, as of the Date of Termination, for a period equal to or greater than three years, three (3), or, if less, the number of years, including fractional parts thereof, until the Executive reaches Normal Retirement Age, times the Executive's Planned Compensation;

                   (B) Notwithstanding any provision of any Bonus Plan, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any incentive compensation which has been allocated or awarded to the Executive for a completed year or other measuring period preceding the Date of Termination under any such Bonus Plan but has not yet been paid (pursuant to Section 5.02 hereof or otherwise), and (ii) the aggregate value of all contingent incentive compensation awards to the Executive for all uncompleted periods under any such Bonus Plan, assuming (a) any and all target levels of achievement for the period with respect to which such awards have been made have been met and

         (b) any period of continued employment specified in such awards upon which such awards are contingent have been completed;

                   (C) Notwithstanding any provision of the Stock Plans, the Company shall pay to the Executive, in lieu of any stock bonus awards granted to the Executive under the Stock Plans, a lump sum payment, in cash, equal to the sum of (i) the amount determined by multiplying the number of outstanding stock units granted at any time to the Executive under the Stock Plan, whether or not vested, by the higher of the Exchange Price and the Transaction Price and (ii) the amount of any dividends and interest credited to the Executive's cash account in connection with the grant of such units;

                   (D) In lieu of Company Shares issuable upon exercise of outstanding Options (which Options shall be canceled upon the making of the payment referred to below), the Company shall pay the Executive a lump sum amount, in cash, equal to the product of (i) the excess of (x) in the case of ISOs granted after the date hereof, the Exchange Price, or in the case of all other Options, the higher of the Exchange Price and the Transaction Price, over (y) the per share exercise price of each such Option held by the Executive (whether or not then fully exercisable), times (ii) the number of Company Shares covered by each such Option;

                   (E) In addition to the retirement benefits to which the Executive is entitled under the Pension Plan or any successor plans thereto, the Company shall pay the Executive a lump sum amount, in cash, equal to the actuarial equivalent of the excess of (i) the retirement pension (determined as a straight life annuity commencing at Normal Retirement Age) which the Executive would have accrued under the terms of the Pension Plan (without regard to any amendment to the Pension Plan made subsequent to a Change in Control and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if the Executive were fully vested thereunder and had accumulated (after the Date of Termination) thirty-six (36) (or, if less, a number equal to the number of months, including fractional parts thereof, from the Date of Termination until the Executive reaches Normal Retirement
         Age) additional months of service credit thereunder at the Executive's highest annual rate of compensation during the twelve (12) months immediately preceding the Date of Termination, and (ii) the retirement pension (determined as a straight life annuity commencing at Normal Retirement Age) which the Executive had then accrued pursuant to the provisions of the Pension Plan. For purposes of this Section 6.01(E), "actuarial equivalent" shall be determined using the same assumptions utilized under the Pension Plan immediately prior to the Date of Termination.

                   F. For a twenty-four (24) month period after the Date of Termination, the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control which reduction constitutes Good Reason); provided, however, that, in the event the date upon which the Executive attains Normal Retirement Age occurs during such twenty-four month period, the Executive shall thereafter receive such life, disability, accident and health insurance benefits as would be provided to him as a retiree. Benefits otherwise receivable by the Executive pursuant to this Section 6.01(F) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during the twenty-four (24) month period following the Executive's termination of employment (and any such benefits actually received by the Executive shall be reported to the Company by the Executive).

              6.02 (A) Whether or not the Executive becomes entitled to the Severance Payments, if any of the Total Payments will be subject to the Excise Tax, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this Section 6.02, shall be equal to the excess of the Total Payments over the payment provided for by this Section 6.02.

                   (B) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (the

         "Total Payments") shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Executive, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, and all "excess parachute payments" (within the meaning of section 280G(b)(1) of the Code) shall be treated as subject to the Excise Tax unless, in the opinion of such tax counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code), or are otherwise not subject to the Excise Tax, and (ii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                   (C) In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company, at the time that the amount of sucreduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including increases in the Excise Tax resulting from any payment the existence or amount of which could not be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

              6.03 The payments provided for in Section 6.01 (other than Section 6.01(F)) and 6.02 hereof shall be made not later than the fifth (5th) day following the Date of Termination; provided, however, that, if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Section, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

              6.04 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive as a result of a termination which entitles the Executive to the Severance Payments (including all such fees and expenses, if any, incurred in disputing any such termination or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder). Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

              7.  Termination Procedures and Compensation During Dispute.
                  ------------------------------------------------------

              7.01 Notice of Termination. After a Change in Control and during the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

              7.02 Date of Termination. "Date of Termination," with respect to any purported termination of the Executive's employment after a Change in Control and during the term of this Agreement, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

              7.03 Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.03), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected) of a court of competent jurisdiction; provided, however, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

              7.04 Compensation During Dispute. If a purported termination occurs following a Change in Control and during the term of this Agreement, and such termination is disputed in accordance with Section 7.03 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 7.03 hereof. Amounts paid under this Section 7.04 are in addition to all other amounts due under this Agreement (other than those due under Section 5.02 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

              8. No Mitigation. The Company agrees that, if the Executive's employment by the Company is terminated during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 or Section 7.04 hereof. Further, the amount of any payment or benefit provided for in Section 6 (other than Section 6.01(F)) or Section
    7.04 hereof shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

              9.  Successors; Binding Agreement.

              9.01 In addition to any obligations imposed by law upon any successor to Donnelley, Donnelley will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Donnelley to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Donnelley would be required to perform it if no such succession had taken place. Failure of Donnelley to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

              9.02 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

              10. Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

              To the Company:

              R.R. Donnelley & Sons Company
              77 West Wacker Drive
              Chicago, IL  60601
              Attention:  General Counsel

              To the Executive:

              ---------------------------
              ---------------------------
              ---------------------------

              11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this

    Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under Sections 6 and 7 hereof shall survive the expiration of the term of this Agreement.

              12. Validity. The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

              13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

              14. Settlement of Disputes; Arbitration. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Chicago, Illinois, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

              15. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

                   (A) "Base Amount" shall have the meaning defined in section 280G(b)(3) of the Code.

                   (B) "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Exchange Act.

                   (C) "Board" shall mean the Board of

         Directors of Donnelley.

                  (D) "Bonus Plan" shall mean the Senior Management Annual Incentive Plan or other supplementary compensation plan or bonus plan or arrangement, or any similar successor plan or arrangement, applicable to the Executive, other than the 1991 Stock Incentive Plan.

                   (E) "Cause" for termination by the Company of the Executive's employment, after any Change in Control, shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to
         Section 7.01 hereof) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

                   (F) A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                        (I) any Person is or becomes the Beneficial Owner,
              directly or indirectly, of securities of Donnelley (not including in the securities beneficially owned by such Person any securities acquired directly from Donnelley or its affiliates) representing 50% or more of the combined voting power of Donnelley's then outstanding securities; or

                        (II) during any period of two (2) consecutive years (not
              including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with Donnelley to effect a transaction described in clause (I), (III) or (IV) of this paragraph) whose election by the Board or nomination for election by Donnelley's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (a "Continuing Director"), cease for any reason to constitute a majority thereof; or

                        (III) the stockholders of Donnelley approve a merger or
              consolidation of Donnelley with any other corporation, other than
              (i) a merger or consolidation which would result in the voting securities of Donnelley outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of Donnelley or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Donnelley (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                        (IV) the stockholders of Donnelley approve a plan of
              complete liquidation of Donnelley or an agreement for the sale or disposition by Donnelley of all or substantially all Donnelley's assets.

                   The foregoing to the contrary notwithstanding, a Change in Control shall not be deemed to have occurred with respect to the Executive if
   (i) the event first giving rise to the Potential Change in Control involves a publicly announced transaction or publicly announced proposed transaction which at the time of the announcement has not been previously approved by the Board and (ii) the Executive is "part of a purchasing group" proposing the transaction. A Change in Control shall also not be deemed to have occurred with respect to the Executive if the Executive is part of a purchasing group which consummates the Change in Control transaction. The Executive shall be deemed "part of a purchasing group" for purposes of the two preceding sentences if the Executive is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than 5% of the stock of the purchasing company or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the nonemployee Continuing Directors).

                   (G) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                   (H) "Company" shall mean Donnelley and its Subsidiaries.

                   (I) "Company Shares" shall mean shares of common stock of Donnelley or any equity securities into which such shares have been converted.

                   (J) "Date of Termination" shall have the meaning stated in
         Section 7.02 hereof.

                   (K) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

                   (L) "Donnelley" shall mean R.R. Donnelley & Sons Company and any successor to its business or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise (except in determining, under Section 15(F) hereof, whether or not any Change in Control of Donnelley has occurred in connection with such succession).

                   (M) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                   (N) "Exchange Price" shall mean the higher of the closing price of Company Shares reported on the New York Stock Exchange-- Composite Tape on or nearest the Date of Termination (or, if not listed on such exchange, on the nationally recognized exchange or quotation system on which trading volume in Company Shares is highest).

                   (O) "Excise Tax" shall mean any excise tax imposed under
         section 4999 of the Code.

                   (P) "Executive" shall mean the individual named in the first paragraph of this Agreement.

                   (Q) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (I), (V), (VI), (VII), or (VIII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:
                        (I) the assignment to the Executive of any duties
              inconsistent with the Executive's status as a senior officer of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;
                        (II) a reduction by the Company in the Executive's
              annual base salary as in effect on the date hereof or as the same may be increased from time to time;
                        (III) the Company's requiring that the Executive's
              principal place of business be at an office located more than 25 miles from the site of the Executive's principal place of business immediately prior to the Change in Control except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations ;

                        (IV) the failure by the Company, without the Executive's
              consent, to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

                        (V) the failure by the Company to continue in effect any
              compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, including but not limited to the Company's Senior Officers Supplementary Compensation Plan and the Stock Plans, or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control;
                        (VI) the failure by the Company to continue to provide
              the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

                        (VII) any purported termination of the Executive's
              employment which is not
              effected pursuant to a Notice of Termination satisfying the requirements of Section 9.01 hereof; for purposes of this Agreement, no such purported termination shall be effective.

                   The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                   (R) "Gross-Up Payment" shall have the meaning given in
              Section 6.02 hereof.

                   (S) "ISOs" shall mean options qualifying as incentive stock options under section 422A of the Code.

                   (T) "Normal Retirement Age" shall mean the earliest age at which the Executive may commence Retirement and become entitled to an unreduced pension under the Pension Plan.

                   (U) "Notice of Termination" shall have the meaning stated in
              Section 7.01 hereof.

                   (V) "Options" shall mean options for Company Shares granted to the Executive under any Stock Plan, other than ISOs granted on or before the date of this Agreement and ISOs which have not become exercisable on the Date of Termination.

                   (W) "Pension Plan" shall mean the Company's Retirement
              Benefit Plan.

                   (X) "Person" shall have the meaning given in Section 3(a)(9)
              of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include
              (i) Donnelley or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of Donnelley in substantially the same proportions as their ownership of stock of Donnelley.

                   (Y) "Planned Compensation" shall mean the annual "planned
              compensation" approved by the Executive Committee of the Board to be paid to the Executive (or, if the Executive's "planned compen-sation" is not presented for approval at the Executive Committee level, then as otherwise established by Donnelley or one of its Subsidiaries) with respect to the year in which the Date of Termination occurs, or with respect to either of the previous two
              (2) calendar years, whichever is
              highest, such "planned compensation" being a gross amount comprised of base salary plus any bonus payable to the Executive under any Bonus Plan for the calendar year in question, assuming any and all target levels of achievement for the period with respect to which such bonus was paid have been met .

                   (Z) a "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                        (I) Donnelley enters into an agreement, the consummation
                   of which would result in the occurrence of a Change in Control;

                        (II) Donnelley or any Person publicly announces an
                   intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                        (III) any Person who is or becomes the Beneficial Owner,
                   directly or indirectly, of securities of Donnelley representing at least 9-1/2% or more of the combined voting power of Donnelley's then outstanding securities increases such Person's beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof; or

                        (IV) the Board adopts a resolution to the effect that,
                   for purposes of this Agreement, a Potential Change in Control has occurred.

                        (AA) "Retirement" shall be deemed the reason for the termination by the Company or the Executive of the Executive's employment if such employment is terminated in accordance with the Company's retirement policy, not including early retirement, generally applicable to its salaried employees, as in effect immediately prior to the Change in Control, or in accordance with any retirement arrangement established with the Executive's consent with respect to the Executive.

                        (BB) "Severance Payments" shall mean those payments described in Section 6.01 hereof.

                        (CC) "Stock Plans" shall mean the Company's 1981 Stock Incentive Plan, 1986 Stock Incentive Plan, 1991 Stock Incentive Plan and any other stock compensation plan applicable to the Executive, or any similar successor plan or arrangement.

                        (DD) "Subsidiary" shall mean any corporation, partnership or other entity, at least a majority of the outstanding voting shares or controlling interest of which is at the time directly or indirectly owned or controlled (either alone or through Subsidiaries or together with Subsidiaries) by Donnelley or another Subsidiary.

                        (EE) "Total Payments" shall mean those payments described in Section 6.02 hereof .

                        (FF) "Transaction Price" shall mean the highest per share price for Company Shares actually paid in connection with any Change in Control.

                R.R. DONNELLEY & SONS COMPANY

                    By   ______________________________
                         Authorized Officer

                         ------------------------------